UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2007

WebEx Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3979 Freedom Circle

Santa Clara, California 95054

(Address of principal executive offices)

Telephone: (408) 435-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement and Tender Agreement

On March 15, 2007, WebEx Communications, Inc. ( “WebEx”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cisco Systems, Inc. (“Cisco”) and Wonder Acquisition Corp., a wholly-owned subsidiary of Cisco (“Acquisition Sub”), pursuant to which Acquisition Sub has agreed, subject to the terms and conditions of the Merger Agreement, to commence an offer to purchase all of the outstanding shares of WebEx’s common stock (the “WebEx Shares”) at a purchase price of $57.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer”). If more than a majority of the outstanding WebEx Shares are validly tendered (and not withdrawn), Acquisition Sub will be obligated to purchase the tendered shares and may also elect to conduct a subsequent offering period to attempt to achieve greater ownership of the outstanding WebEx Shares. WebEx has also granted Acquisition Sub an option to purchase additional WebEx Shares such that if Acquisition Sub achieves ownership of at least 80% of the outstanding WebEx Shares through the Offer, the additional shares purchased by exercising the option would enable Acquisition Sub to achieve ownership of 90% of the outstanding WebEx Shares.

As soon as practicable following the completion of the Offer, Acquisition Sub will merge with and into WebEx (the “Merger” and such time as the Merger occurs is the “Effective Time”). Following the consummation of the Merger, WebEx will be a wholly-owned subsidiary of Cisco. At the Effective Time, each WebEx Share that is outstanding and that has not been accepted for purchase pursuant to the terms of the Offer will be converted into the right to receive cash in an amount equal to $57.00, without interest and less any applicable withholding taxes (other than WebEx Shares that are held by (a) Acquisition Sub, Cisco, any Cisco subsidiary, or WebEx, which will be canceled without consideration, and (b) stockholders, if any, who properly exercise their appraisal rights under the General Corporation Law of the State of Delaware). The consummation of the Merger is also subject to customary closing conditions. If Acquisition Sub achieves ownership of 90% of the WebEx Shares through the Offer or the exercise of the option described above, it may effect the Merger as a short-form merger without additional approval of the Merger by the WebEx stockholders. Otherwise, WebEx will be required to hold a special stockholders’ meeting to obtain stockholder approval of adoption of the Merger Agreement.

WebEx has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of WebEx’s business between the date of the Merger Agreement and the closing of the Offer, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters. The consummation of the Offer and the Merger is subject to certain conditions, including the tender of a majority of the outstanding WebEx Shares (determined on a fully diluted basis), the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtainment of all approvals applicable to the Merger under the antitrust, competition or merger control laws of Germany and Austria (or in lieu thereof under the European Community Merger Regulation).

The Merger Agreement contains certain termination rights of Cisco and WebEx and provides that, upon the termination of the Merger Agreement under specified circumstances, WebEx will be required to pay Cisco a termination fee of $77 million.

Under a Voting and Tender Agreement, dated March 15, 2007, by and among Cisco, Acquisition Sub, and Subrah Iyar (the “Tender Agreement”), Mr. Iyar has committed to accept the Offer and tender all WebEx Shares beneficially owned by him, which represents approximately 7.4% of outstanding WebEx Shares. In addition, Mr. Iyar has agreed to vote in favor of the adoption of the Merger Agreement at any special stockholders’ meeting called for that purpose, if necessary.

The foregoing descriptions of the Merger Agreement and Tender Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

The tender offer for the outstanding common stock of WebEx has not yet commenced. The solicitation and the offer to buy shares of WebEx common stock will be made only pursuant to an offer to purchase and related materials that Cisco Systems, Inc. intends to file with the SEC on Schedule TO. WebEx also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. WebEx stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. WebEx stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Georgeson Inc., the information agent for the offer, toll-free at (888) 264-7052 (banks and brokers call (212) 440-9800), from Cisco (with respect to documents filed by Cisco with the SEC) by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors, or from WebEx (with respect to documents filed by WebEx with the SEC) by going to WebEx’s Investor Relations Website at www. WebEx.com. Stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the offer.

Item 8.01. Other Events.

On March 15, 2007, WebEx and Cisco issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Forward-Looking Statements

The foregoing contains projections and other forward-looking statements regarding the expected completion and effects of the Offer and the Merger. Statement regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining a sufficient number of tendered shares of common stock and regulatory approval of the merger, failure to satisfy the conditions to the Offer or the Merger, whether due to the failure of sufficient WebEx stockholders to tender their WebEx Shares and an intervening competing offer to acquire WebEx made by a third party or otherwise. Actual results may differ materially from those in the projections or other forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of WebEx’s filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q.

Item 9.01(d). Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 15, 2007, by and among WebEx Communications, Inc., Cisco Systems, Inc., and Wonder Acquisition Corp., a wholly-owned subsidiary of Cisco Systems, Inc.

99.1	Voting and Tender Agreement, dated March 15, 2007, by and among Cisco Systems, Inc., Wonder Acquisition Corp., and Subrah Iyar.

99.2	Joint Press Release by WebEx Communications, Inc. and Cisco Systems, Inc. dated March 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2007	WEBEX COMMUNICATIONS, INC.

	By:	/s/ Subrah Iyar
	Name:	Subrah Iyar
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 15, 2007, by and among WebEx Communications, Inc., Cisco Systems, Inc., and Wonder Acquisition Corp., a wholly-owned subsidiary of Cisco Systems, Inc.

99.1	Voting and Tender Agreement, dated March 15, 2007, by and among Cisco Systems, Inc., Wonder Acquisition Corp., and Subrah Iyar.

99.2	Joint Press Release by WebEx Communications, Inc. and Cisco Systems, Inc. dated March 15, 2007.